EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 on Forms S-3/S-8 of our reports dated March [ ], 2006, relating to the financial statements and financial statement schedule of Hampshire Group, Limited, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2005.



Charlotte, North Carolina
March 8, 2006